Exhibit 10.21


                                 AGREEMENT FOR
                         INDEPENDENT CONTRACTOR SERVICES


DATE:    February 14, 2001


                                   I. PARTIES

SCHIMATIC Cash Transactions Network.com, Inc. dba Smart Chip Technologies, hereinafter "Company,"

                                       and

Transaction Software, Inc., hereinafter "Contractor,"

hereby enter into this Agreement for Independent Contractor Services, hereinafter "Agreement," effective the above date.


                          II. ENGAGEMENT OF CONTRACTOR

Company hereby engages Contractor, and Contractor accepts engagement, to provide to Company the following services:

         Development of SCTN Loyalty Application on Verifone terminal, integrated with Verifone Smart Card Payment Application and all other necessary interfaces, per the detail specifications provided by SCTN.


                             III. TERM OF ENGAGEMENT

This Agreement shall be for a term commencing February 14, 2001 and ending upon delivery of working software or upon reaching maximum hours. Maximum hours can be extended by mutual agreement.


                             IV. WORKPLACE AND HOURS

Contractor shall render services primarily at Contractor's offices or any other place of Contractor's choosing. However, upon request, Contractor shall provide the services at such other place or places as reasonably requested by Company as appropriate for the performance of particular services.

Contractor's schedule and hours worked under this Agreement shall generally be subject to Contractor's discretion. Contractor and Company anticipate that Contractor shall work, at a maximum, five hundred (500) hours pursuant to this Agreement. Company relies upon Contractor's discretion to determine a sufficient time as is reasonably necessary to fulfill this Agreement.


                                 V. COMPENSATION

Company shall pay Contractor a number of shares of SCTN 144 restricted stock for each hour of services performed pursuant to this Agreement. The number of shares per hour will be computed weekly by dividing the closing stock price on Friday into one hundred twenty five dollars ($125). The result will be multiplied by the number of hours invoiced that week, to determine the number of shares due to Contractor. Company shall bear all of Contractor's pre-approved expenses incurred in the performance of this Agreement.


                               VI. NONCOMPETITION

During the term of this Agreement and for a period of 24 months thereafter, Contractor shall not, within the "Smart Loyalty" business area, directly or indirectly, own, manage, operate, or control any business the same as or reasonably similar to the business conducted by Company. In the event any of the provisions of this Paragraph 6 are determined to be invalid by reason of their scope or duration, this Paragraph 6 shall be deemed modified to the extent required to cure the invalidity.


                              VII. CONFIDENTIALITY

"Confidential Information" for the purposes of this Agreement shall include Company's proprietary and confidential information including, without limitations, business plans, customer lists, marketing plans, financial information, designs, drawing, specifications, models, software, source codes and object codes. At termination of this Agreement, Contractor shall turn over to Company all originals and copies of tangible material containing or reflecting Company's Confidential Information. During the term of this Agreement, and thereafter for 24 months, Contractor shall not, without the prior written consent of Company, disclose to anyone any Confidential Information. The parties agree that remedies available at law are inadequate to compensate for breach of this paragraph, and that either party may apply to a Court of competent jurisdiction for equitable relief upon proper showing.


                             VIII. CONTRACTOR STATUS

It is expressly understood and agreed that Contractor is and throughout the term of this Agreement shall be an independent contractor and not an employee, partner, or agent of Company. Contractor shall not be entitled to nor receive any benefit normally provided to Company's employees. Contractor agrees that Company shall have ownership, title, and Company reserves all rights, including copyrights, of all works created by Contractor under this Agreement, including but not limited to source code. Contractor hereby prospectively assigns all such works to Company, for the consideration provided in Paragraph V. Company shall not be responsible for withholding income or other taxes from the payments made to Contractor. Contractor shall be solely responsible for filing all returns and paying any income, social security, or other tax levied upon or determined with respect to the payments made to Contractor pursuant to this Agreement. Contractor is solely responsible for the means, manner, and method of Contractor's work, subject only to the general objectives and requirements, and specific direction, of SCTN's technical specifications.


                             IX. CONTRACTOR'S TOOLS

         Unless otherwise agreed by Company in advance, Contractor shall be solely responsible for procuring, paying for, and maintaining any and all equipment, software, paper, tools or other supplies necessary or appropriate for the performance of Contractor's services hereunder.


                               X. CONTROLLING LAW

This Agreement shall be governed by and construed in accordance with the laws of the State of Utah.


                              XI. ENTIRE AGREEMENT

This Agreement constitutes the final understanding and agreement between the parties. This Agreement cannot be amended or changed except by a writing signed by both of the parties.

                                  XII. NOTICES

Any notice required to be given or otherwise given pursuant to this Agreement shall be in writing and shall be hand delivered, mailed by certified mail, return receipt requested:

         If to Contractor:
                 Transaction Software, Inc.
                 15851 Dallas Parkway, Suite 500
                 Dallas, Texas 75001

         If to Company:
                 Smart Chip Technologies
                 740 E. 3900 South
                 Salt Lake City, Utah 84107

IN WITNESS WHEREOF, this Agreement has been executed by the parties as of the date first above written.


/s/ Steve Reedy  2-26-2001
---------------------------
Steve Reedy, President
Transaction Software, Inc.


/s/ D. Simon  2-26-01
---------------------------
David J. Simon, Chairman
Smart Chip Technologies